                             PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                             ----------------------------------------
                                                                                   2002                    2001
                                                                             ----------------        ----------------
      Net income......................................................       $    16,702,000         $   11,465,000
      Minority interest...............................................             8,844,000               6,423,000
      Interest expense................................................             1,551,000               237,000
                                                                             ----------------        ----------------
      Earnings available to cover fixed charges.......................       $    27,097,000         $    18,125,000
                                                                             ================        ================

      Fixed charges (1)...............................................       $     1,695,000         $       649,000
      Preferred distributions.........................................             8,029,000               4,459,000
                                                                             ----------------        ----------------
      Combined fixed charges and preferred distributions..............       $     9,724,000         $     5,108,000
                                                                             ================        ================

      Ratio of earnings to fixed charges..............................                15.99                   27.93
                                                                             ================        ================
      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                 2.79                    3.55
                                                                             ================        ================


                                                                   Years Ended December 31,
                                        ------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                        ------------     ------------    ------------     ------------    ------------

Net income.........................     $ 49,870,000     $ 51,181,000    $ 41,255,000     $ 29,400,000    $  3,836,000
Minority interest..................       27,489,000       26,741,000      16,049,000       11,208,000       8,566,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
                                        ------------     ------------    ------------     ------------    ------------
Earnings available to cover fixed
   charges.........................     $ 79,074,000     $ 79,403,000    $ 60,457,000     $ 42,969,000    $ 12,403,000
                                        ============     ============    ============     ============    ============

Fixed charges (1)..................     $  2,806,000     $  2,896,000    $  4,142,000     $  2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                        ------------     ------------    ------------     ------------    ------------
Combined  fixed charges and preferred
   distributions...................     $ 25,767,000     $ 20,169,000    $ 11,704,000     $  2,629,000    $      1,000
                                        ============     ============    ============     ============    ============

Ratio of earnings to fixed charges.            28.18            27.42           14.60            16.34          12,403
                                        ============     ============    ============     ============    ============
Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.07             3.94            5.17            16.34          12,403
                                        ============     ============    ============     ============    ============

(1) Fixed charges include interest expense plus capitalized interest.

                             PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                             ----------------------------------------
                                                                                   2002                    2001
                                                                             ----------------        ----------------

      FFO.............................................................       $    25,164,000         $   22,690,000
      Interest expense................................................             1,551,000                237,000
      Minority interest in income - preferred units...................             4,412,000              3,187,000
      Preferred dividends.............................................             3,617,000              1,272,000
                                                                             ----------------        ----------------
      Adjusted FFO available to cover fixed charges...................       $    34,744,000         $   27,386,000
                                                                             ================        ================

      Fixed charges (1)...............................................       $     1,695,000         $      649,000
      Preferred distributions.........................................             8,029,000              4,459,000
                                                                             ----------------        ----------------
      Combined fixed charges and preferred distributions..............       $     9,724,000         $    5,108,000
                                                                             ================        ================

      Ratio of FFO to fixed charges...................................               20.50                   42.20
                                                                             ================        ================
      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................               3.57                    5.36
                                                                             ================        ================

                                                                   Years Ended December 31,
                                       -------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                       -------------    -------------   -------------    -------------   -------------
FFO................................    $  93,568,000    $  85,977,000   $  76,353,000    $  57,430,000   $  17,597,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
Minority   interest   in   income  -
   preferred units.................       14,107,000       12,185,000       4,156,000                -               -
Preferred dividends................        8,854,000        5,088,000       3,406,000                -               -
                                       -------------    -------------   -------------    -------------   -------------
Adjusted   FFO   available  to  cover
   fixed charges...................    $ 118,244,000    $ 104,731,000   $  87,068,000    $  59,791,000   $  17,598,000
                                       =============    =============   =============    =============   =============

Fixed charges (1)..................    $   2,806,000    $   2,896,000   $   4,142,000    $   2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                       -------------    -------------   -------------    -------------   -------------
Combined  fixed charges and preferred
   distributions...................    $  25,767,000    $  20,169,000   $  11,704,000    $   2,629,000   $       1,000
                                       =============    =============   =============    =============   =============

Ratio of FFO to fixed charges......            42.14            36.16           21.02            22.74          17,598
                                       =============    =============   =============    =============   =============

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             4.59             5.19            7.44            22.74          17,598
                                       =============    =============   =============    =============   =============

(1) Fixed charges include interest expense plus capitalized interest.